Toucan Gold Corporation
Birkett House
4th Floor
27 Albemarle Street
London, England
W1X 4LQ

Attention:        Robert Jeffcock
                  President and Chief Executive Officer

Dear Sirs:

                                        Proposed Private Placement of Units

                  Yorkton Securities Inc. (the "Agent") hereby agrees to be appointed as exclusive agent for and on behalf of Toucan Gold Corporation (the "Company") to sell, on a best efforts basis, up to 1,200,000 units to raise proceeds of up to US$3 million. Each unit (a "Unit") will consist of one common share of the Company and one common share purchase warrant. Each common share purchase warrant (a "Warrant") will entitle the holder to subscribe for one additional common share of the Company at a price of US$3.50 per share at any time prior to the close of business on the first anniversary of the original date of issue of the Warrants. The price of the Units is expected to be US$2.50 per unit. Certain terms and conditions of the Units and the fees and other consideration to be paid to the Agent are as set out in the term sheet (the "Term Sheet") attached hereto as Schedule "A". Completion of the offering will be subject to compliance with all applicable securities laws and the terms and conditions of this agreement set out below.

                  In consideration of the appointment by the Company of the Agent and the provision of services by the Agent to the Company and other good and valuable consideration, the parties agree as follows:

1. The Agent will use its best efforts to arrange for purchasers for the Units in any or all of the provinces of Canada and in any jurisdictions outside of North America provided that no registration by the Company or prospectus will be required under the applicable securities legislation (the "Jurisdictions"). It is understood and agreed that the Agent is under no obligation to purchase any of the Units although the Agent may purchase Units if it so desires. Insofar as the laws of the province of Ontario are concerned, subscribers for Units will purchase such pursuant to the provisions of clauses 72(1)(a), (c) or (d) of the Securities Act (Ontario). Subscribers for Units in

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                                      - 2 -

other Canadian jurisdictions will purchase Units pursuant to the provisions of the counterpart exemptions of the securities legislation in such provinces. The Agent will ensure that all purchasers provide all necessary representations to confirm the availability of the exemptions being relied upon. Insofar as the securities laws of the United States are concerned, the Company shall rely on the issuer safe harbour of Regulation S promulgated under the Securities Act of 1933, as amended and purchasers of Units shall be required to represent that they will comply with all applicable provisions of Regulation S and neither the Company nor the Agent shall take any action which would deny the Company the availability of the issuer safe harbour in Regulation S. The Agent agrees to comply with the requirements of Regulation S including, but not limited to, Rule 902(h)(1), 903(b), 903(c)(2)(ii) and 903(c)(2)(iv).

2. The Company will make available to the Agent all corporate, legal, financial and other documentation and records of the Company and its subsidiaries and shall further make available to the Agent the senior personnel and management of the Company in order to enable the Agent to conduct due diligence in respect of this issue, all as reasonably requested by the Agent.

3.                The Company covenants and agrees to protect and indemnify the
                     Agent as provided for in Schedule "B" attached hereto.

4. The closing of the transaction contemplated hereby will take place at the offices of Osler, Hoskin & Harcourt, Toronto, Ontario at 10:00 a.m. on or about October 31, 1996 or as soon as practicable thereafter. At closing, the Company shall deliver to purchasers of Units certificates representing the common shares and Warrants purchased by such purchasers, an opinion from counsel to the Company as to the due incorporation and valid existence of the Company, the due issuance of the common shares and the due creation and issuance of the Warrants, compliance with securities laws and such other matters as the Agent may reasonably request, and such further and other documents as may be reasonably required to complete the transaction contemplated hereby. The purchase price for the Units, net of the Agent's fees and expenses, shall be paid at the closing.

5.                The Company represents and warrants that:

         (a) the Company is duly incorporated and validly subsisting under the laws of the state of Delaware and no action has been taken by any governmental authority or by the directors or shareholders of the Company to terminate the existence of the Company;

         (b) the authorized capital of the Company consists of 2 million shares of preferred stock of $.01 par value per share, of which no shares are outstanding, and 30 million shares of common stock of US$.01 par value per share of which not more than 5,665,000 shares are issued and outstanding;

         (c) no person, firm or corporation has any agreement or option, or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the

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                                      - 3 -

                  purchase of any common shares or preferred shares of the Company except for the outstanding warrants to purchase 100,000 common shares of the Company at US $4 per share and a maximum of 350,000 common shares of the Company in connection with a proposed acquisition by the Company of additional lands in Brazil;

         (d) there is not, in the articles, bylaws or resolutions of the directors or shareholders of the Company, nor in any agreement, mortgage, note, debenture or other instrument, document, order or ruling to which the Company is a party or by which the Company is bound, any restriction on or impediment to any action taken or to be taken by the Company in connection with this agreement or relating to the creation or issuance of Units hereunder;

         (e) at closing, the common shares forming part of the Units will be issued and outstanding as fully paid and non-assessable and the Warrants will be duly and validly created, having the attributes described in the Term Sheet (except as agreed to by the Agent), and will be validly issued and outstanding and binding upon the Company;

         (f) there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened, which questions the validity of the issuance or any action taken or to be taken in connection with this agreement and the Company has not made any directed selling efforts in the United States in connection with the offering contemplated hereby;

         (g) neither the execution and delivery of this agreement nor the sale of any of the Units will conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under, whether after notice or lapse of time or both, any agreement or instrument to which the Company is a party or by which it is bound;

         (h) there has been no adverse material change (financial or otherwise) in the condition, business, operations, assets, prospects, affairs or capital of the Company since December 31, 1995, other than adverse material changes set out in material change reports filed by the Company with the Securities and Exchange Commission, copies of which have been delivered to the Agent;

         (i) no order suspending the sale of or ceasing the trading in any securities of the Company has been issued and not rescinded, revoked or withdrawn by any securities commission, regulatory authority or NASDAQ in any jurisdiction and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of the Company, contemplated or threatened by any securities commission, regulatory authority or NASDAQ;


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                                      - 4 -

         (j) except as disclosed to the Agent (which inquiry the Company does not believe will have a material adverse effect on the Company), no inquiry or investigation, formal or informal, in relation to the Company or the Company's directors or officers has been commenced or threatened by any official or officer of any securities commission, regulatory authority or NASDAQ;

         (k) the Company, through a wholly-owned subsidiary, is the owner of mining claims over approximately 4,500 square miles in the Cuiba Basin in the state of Mato Grosso, Brazil, subject to an option disclosed to the Agent, and the Company will use the proceeds from the offering contemplated by this agreement to finance the acquisition of an approximately 350 square mile property immediately adjacent to the existing claims and for general working capital purposes; and

         (l) the Company will use its best efforts to obtain all the necessary approvals in order to complete the transaction herein provided for.

6. It is understood that the obligations of the purchasers to take up and pay for the Units will be conditional upon the receipt by the Agent of a certificate dated the closing date addressed to the Agent and the purchasers, signed by two senior officers of the Company acceptable to the Agent, to the effect that the representations and warranties set out in this agreement are true and correct as at the time of closing as if made on and as of the date of closing and upon the fulfilment of all other conditions set out or referred to in this agreement.

7. The Company covenants to and with the Agent and with the purchasers of Units to use its reasonable best efforts to call a meeting of stockholders of the Company (or otherwise obtain any required stockholder approval) subsequent to closing the transaction contemplated hereby but before October 15, 1997 for the purpose of requesting the stockholders to authorize and approve a "Delaware merger" reorganization of the Company with a Canadian company ("Newco") quoted on the Canadian Dealer Network which has been a reporting issuer in Canada for at least one year and which is not in default. Under such reorganization, the common shares of the Company will be exchanged for common shares of Newco which will be freely tradeable in Canada although there will be no market for the Warrants.

8. The Agent may terminate this agreement by notice in writing to the Company at any time prior to closing if:

         (a) the Agent is not satisfied in its sole discretion with its due diligence review and investigations of the Company;

         (b) there is, in the sole opinion of the Agent, a material change or a change in any material fact or a new material fact shall arise which would be expected to have an

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                                      - 5 -

                  adverse change or effect on the business, affairs or profitability of the Company or on the market price or the value of the securities of the Company;

         (c) the state of the financial markets, whether national or international, is such that in the sole opinion of the Agent it would be unprofitable to offer or continue to offer the Units for sale;

         (d) if there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation, including, without limitation, a change in the applicable securities laws or regulation or rules, regulations or policies of NASDAQ in any jurisdiction (in relation to the Company or its securities) which in the sole opinion of the Agent adversely effects or may adversely effect the financial markets or the business, affairs or profitability of the Company or the market price or value or marketability of the securities of the Company;

         (e) there is an inquiry or an investigation (whether formal or informal) in relation to the Company or any one of the officers or directors of the Company or any of its principal shareholders which in the sole opinion of the Agent materially adversely effects or may materially adversely effect the business, affairs or profitability of the Company or the market price or value or marketability of the securities of the Company;

         (f) any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or

         (g) the Company is in breach of a term, condition or covenant of this agreement or any representation or warranty given by the Company in this agreement becomes or is false.

9. The Company covenants with the Agent that the Company will not issue or announce the issuance of any common shares of the Company or any securities convertible into or exchangeable for or exercisable to acquire common shares of the Company during a period commencing on the date of this agreement and for a period of 120 days thereafter, other than pursuant to this agreement, the presently outstanding warrants and the issuance of a maximum of 350,000 common shares referred to in section 5(c) of this agreement, except with the prior written permission of the Agent.

10. The appointment of the Agent shall terminate on February 28, 1997 without any liability or obligation of any party hereto other than for the indemnification provisions that are provided in section 11 hereof. The representations and warranties and indemnification provisions shall survive the termination of this agreement and shall not be affected by any investigation made

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                                      - 6 -

by or on behalf of the Agent with respect to the subject matter of such representations, warranties and indemnity.

11. The Company will pay all expenses and fees in connection with the offering including, without limitation, all expenses of or incidental to the creation, issue, sale or distribution of the Units; the fees and expenses of the Company's counsel including local counsel in any applicable Jurisdiction; all costs incurred in connection with the preparation of documents or certificates relating to the offering and all filing fees under applicable securities legislation; all reasonable expenses and fees incurred by the Agent which shall include the reasonable fees and expenses of Agent's counsel and all such fees and expenses incurred by the Agent or on its behalf shall be payable by the Company immediately upon receiving an invoice therefor from the Agent and shall be payable whether or not the distribution of the Units is completed as contemplated hereby unless this agreement is terminated by the Agent for other than as provided in section 8 hereof.

12. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

13. The Company agrees that, conditional upon a closing of a sale of securities of the Company occurring through the Agent pursuant to this agreement, the Company agrees, as a pre-incorporation contract on behalf of the Canadian successor corporation to the Company resulting from the completion of the reorganization transaction referred to in section 7 of this Agreement, to appoint Yorkton Securities Inc. as exclusive agent for and on behalf of the successor to the Company to sell special warrants as contemplated in the term sheet attached hereto as Schedule "C"; provided, however, that this section is subject to and conditional upon the determination by the Company's Board of Directors in its sole discretion that the Company raising additional capital in the minimum amount of U.S.$5,000,000 is in the best interests of the Company. This provision shall expire on October 15, 1998.

14. This agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement.


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                                      - 7 -

                  If this document accurately reflects the terms of the agreement between the Agent and the Company and if the Company agrees to be legally bound thereby, please execute this letter where indicated below and return a copy thereof to Yorkton Securities Inc. (attention: David Beatty).

                                                 Yours very truly,

                                                 YORKTON SECURITIES INC.




                                                 Per:
                                                     Authorized Signing Officer

                  The foregoing accurately reflects the terms of the transaction which the Company hereby agrees to enter into and the Company agrees to be legally bound thereby.

                  Accepted this______day of October, 1996.


                                                TOUCAN GOLD CORPORATION


                                                Per:
                                                    Authorized Signing Officer



                                                    Authorized Signing Officer


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                                      - 1-

                                                                 October 9, 1996

                                  SCHEDULE "A"

                             TOUCAN GOLD CORPORATION

                        Private Placement of Equity Units

                                 US$3.0 million

                            Indicative Term Sheet #1


Issuer:
Toucan Gold Corporation ("Toucan"), a Delaware company with mining claims over about 4,500 square miles in the Cuiba Basin in the State of Mato Grosso, Brazil.
Issue: A Private Placement of Units each consisting of one Common Share and one Common Share Purchase Warrant, which entitles the holder to purchase, at any time up to October 31, 1997 (1 year), one additional Common Share at US$3.50.
Amount: US$3.0 million.  NASDAQ Bulletin Board Price as of the date of this Term
Sheet: US$3.25 per share. Price: US$2.50 per Unit assuming a market price of US$3.25 per share. Closing Date: On or about Thursday, October 31, 1996 or as soon as practicable thereafter. Hold Period: Unit is non-transferable and non-severable for 40 days following closing ("Reg S offering"). The Common Shares and Warrants of Toucan are not freely tradeable in Canada unless Toucan becomes a reporting issuer in Canada. Toucan will covenant to use its reasonable best efforts to call a stockholders meeting of Toucan (or otherwise obtain any required stockholder approval), subsequent to closing the private placement of Units contemplated hereby but before October 15, 1997, to request the stockholders to authorize and approve a "Delaware merger" reorganization with a Canadian company ("Newco") quoted on CDN which has been a reporting issuer in Canada for at least one year and which is not in default. Under such reorganization the common shares of

Doc #: 118704.4

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                                      - 2-

Toucan will be exchanged for common shares of Newco which
will be freely tradeable in Canada.  There will be no market for the
Warrants.
Minimum Subscription:
Ontario, Quebec, Manitoba, Saskatchewan
and Atlantic Provinces:                     Cdn. $150,000
B.C., Alberta:                              Cdn. $  97,000
Elsewhere outside of North America:         Subject to local law.
Use of Proceeds:
To finance the acquisition of the approximately 350 square mile property in the Cuiba Basin in the State of Mato Grosso, Brazil disclosed to Agent by the Company and for general working capital purposes.
Transaction Structure:
Private Placement of Units on a best efforts agency basis in certain Canadian provinces under applicable exemption and in any other jurisdiction outside of North America on the basis that no registration or prospectus will be required under the applicable securities legislation.
Expenses:
All reasonable out-of-pocket expenses of the Issue (including Agent's legal counsel) are to be paid by the Issuer.
Due Diligence:
The Agent will be given reasonable access to the Issuer and its subsidiaries' corporate, legal, financial and other records for the purposes of conducting due diligence in respect of the issue.
Agent:
Yorkton Securities Inc.
Agent's Fee:
8.0% of Gross Proceeds. For this purpose "Gross Proceeds" does not include the proceeds from the exercise of the warrants.


Doc #: 118704.4

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                                      - 1 -

                                  SCHEDULE "B"

                  Toucan Gold Corporation (the "Indemnitor") shall indemnify and save harmless Yorkton Securities Inc. and its affiliates, shareholders, directors, officers, employees and agents (each an "Indemnified Person") from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively "Proceedings") and all actually-incurred losses, expenses, fees, damages, obligations, payments and liabilities (collectively "Liabilities"), including without limitation all statutory duties and obligations, all amounts paid to settle any action or to satisfy any judgment or award and all legal fees and disbursements, which now or any time hereafter exist by reason of any event, act or omission in any way connected, directly or indirectly, with:

         (a) any Misrepresentation (as such term is defined in the Securities Act (Ontario)) or untrue statement or alleged Misrepresentation or alleged untrue statement in any information, data, opinion, advice, representation or statement provided or made to the Agent or to the public, whether orally or in writing, by or on behalf of the Indemnitor or by any officer, director, significant shareholder or agent (other than the Agent, unless such was based upon information supplied to the Agent by or on behalf of the Indemnitor), or any public document filed with any regulatory authority or otherwise disseminated by or on behalf of the Indemnitor, or in any amendment or supplement thereto;

         (b) the failure by the Indemnitor to obtain the requisite corporate approvals to the private placement of Units contemplated by the agreement (the "Agency Agreement") to which this indemnity is attached;

         (c) the breach by the Indemnitor of any of the terms of the Agency Agreement;

         (d) any breach or violation or any alleged breach or violation of any applicable law or statute or any rule, regulation, policy, order or ruling made thereunder, whether in force in Canada or elsewhere, resulting from any action taken or omitted to be taken by the Indemnitor or any of its directors, officers, agents or employees acting as such;

         (e) any order made or any inquiry, investigation or other proceeding announced, instituted or threatened by any securities or other regulatory authority or NASDAQ, preventing, prohibiting, restricting or making impractical the completion of the transactions contemplated by the Agency Agreement including, without limitation, the trading in any of the Jurisdictions (as defined in the Agency Agreement) in, or distribution to the public in any of the Jurisdictions of, any of the Units (other than an order, inquiry, investigation or other proceeding arising out of an act or ommission on the part of the Agent);

         (f) the failure or inability of the Indemnitor to allot, issue and deliver any or all of the certificates for the Common Shares or Warrants forming the Units in a form and

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                                      - 2 -

                  denomination reasonably satisfactory to the Agent at the time and place as the Agent may reasonably require for the completion of any sale of all or any of the Units; and

         (g) a determination made by any competent authority setting aside the offer, sale, issuance or delivery of any of the Units (or the Common Shares or Warrants forming the Units) by the Indemnitor;

provided that, in the event and to the extent that a court of competent jurisdiction in final judgment from which no appeal can be made or that a regulatory authority in a final ruling from which no appeal can be made shall determine that such losses, claims, damages, liabilities, costs or expenses resulted from the negligence, fraud or dishonesty of the Indemnified Person claiming indemnity, this indemnity shall not apply.

                  If any action or claim is brought against an Indemnified Person in respect of which indemnity may be sought from the Indemnitor pursuant to this Indemnity the Indemnified Person will promptly notify the Indemnitor in writing, and the Indemnitor will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all expenses. The Indemnified Person will have the right to employ separate counsel in any proceeding relating to a claim contemplated by this Indemnity if:

         (a) the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are different from or additional to defences available to the Indemnitor (in which case the Indemnitor shall not have the right to assume the defence of such proceedings on the Indemnified Person's behalf);

         (b) the Indemnitor shall not have taken the defence of such proceedings and employed counsel within a reasonable time after notice of commencement of proceedings; or

         (c) the employment of such counsel has been authorized by the Indemnitor in connection with the defence of any proceedings and, in any event, the Indemnitor shall pay the fees and expenses of the Indemnified Person's counsel during the course of such defence, promptly as such expense, loss, damage or liability is incurred.

                  The Indemnitor will not make any claim for, and hereby irrevocably waives any right by statute or common law to, contribution against any Indemnified Person in the event of any action or claim brought against the Indemnitor as a result of any Misrepresentation or alleged Misrepresentation referred to in this Indemnity other than a Misrepresentation or alleged Misrepresentation relating solely to the Agent.


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                                      - 3 -

                  The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statue or otherwise at law.


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


                                      - 4 -

                  The indemnity provided herein will remain in full force and effect until all possible liability of all Indemnified Persons arising out of the transactions contemplated by the Agency Agreement is extinguished by operation of law and will not be limited to or affected by any other indemnity obtained by any Indemnified Person from any other person.

                  DATED this__________day of October, 1996

                                         TOUCAN GOLD CORPORATION


                                         Per:
                                             Authorized Signing Officer



                                             Authorized Signing Officer

Doc #: 124384.2

                                 October 8, 1996

                                  SCHEDULE "C"

                                "CANADIAN TOUCAN"
                                  Successor to
                             TOUCAN GOLD CORPORATION

                      Private Placement of Special Warrants

                               US$5 to $10 Million

                            Indicative Term Sheet #2


          Issuer: The  Canadian  successor  ("Canadian  Toucan")  to Toucan Gold
               Corporation. Canadian Toucan will be a Canadian company quoted on CDN which has been a reporting issuer in Canada for at least one year and which is not in default. Canadian Toucan is expected to hold indirectly mining claims over about 4,850 square miles in the Cuiba Basin in the State of Mato Grosso, Brazil.

          Issue: A Private Placement of Special Warrants which entitle the holder to acquire, for no additional consideration, one Common Share and one-half of a Common Share Purchase Warrant exercisable at any time until June 30, 1998. Each whole Common Share Purchase Warrant will entitle the holder to acquire one common share of Canadian Toucan at a price based upon approximately a 20% premium to the market price at the time of issue.
          Amount: Between US$5 million to US$10 million.

          Price: In the context of the then current market.

          Closing Date: To be confirmed. The offering is dependent upon obtaining geological results which are expected to be forthcoming in the second calendar quarter of 1997.

          Minimum Subscription:
               Ontario, Quebec, Manitoba, Saskatchewan
               and Atlantic Provinces:                     Cdn. $150,000
               B.C., Alberta:                              Cdn. $  97,000
               Elsewhere outside of North America:         Subject to local law.



Doc #: 118720.4

          Use of Proceeds: To finance the exploration of certain of the Brazilian properties and general working capital.

          Transaction Structure: Private Placement of Special Warrants on a best efforts agency basis in certain Canadian provinces under applicable exemption and in any other jurisdiction outside of North America on the basis that no registration or prospectus for the Special Warrants will be required under the applicable securities legislation. A prospectus will be filed in Canada to qualify the Common Shares of Canadian Toucan issuable upon exchange of the Special Warrants and Common Share Purchase Warrants.

          Expenses:  All   reasonable   out-of-pocket   expenses  of  the  Issue
               (including Agent's legal counsel) are to be paid by the Issuer.

          Due Diligence: The Agent will be given reasonable access to the Issuer and its subsidiaries' corporate, legal, financial and other records for the purposes of conducting due diligence in respect of the issue.

          Agent: Yorkton Securities Inc.

          Agent's Fee: 7.5% of Gross Proceeds. For this purpose "Gross Proceeds" does not include the proceeds from the exercise of the warrants.

          OtherProvisions:  The Agent's  agreement to sell the Special  Warrants on a best efforts agency basis is subject to the Issuer and the Agent entering into a definitive agency agreement in a form satisfactory to Canadian Toucan and the Agent and their counsel, such agreement to include terms and conditions as are customary in the circumstances including, without limitation, a "material change out" clause, a "market out" clause and a "disaster out" clause in standard IDA format up to Closing. The agency agreement will also contain a customary indemnity provision, standard representations and warranties by the Company and other terms and conditions as are customary and appropriate under the circumstances.


Doc #: 118720.4

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